EXHIBIT 4
                                                                    Page 1 of 2

                                CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (thousands)



                           Twelve Months    Twelve Months      Twelve Months
                               Ended            Ended              Ended
                           July 31, 1998    August 31, 1998  September 30, 1998
                           ---------------- --------------- -------------------
   AFFILIATES
------------------
CPL                        $       116,487  $      120,167  $          122,822
PSO                                 78,328          78,694              79,393
SWEPCO                             102,060         101,024             100,024
WTU                                 45,772          47,097              48,071
                           ----------------  --------------- -------------------

                   Total   $       342,647  $      346,982   $         350,310
              Affiliates:  ================  =============== ===================

 NON-AFFILIATES
------------------
TX-NM POWER                $        43,913   $      45,961   $          47,989
HLP                                419,050         423,699             428,882
                           ----------------  --------------- -------------------

                           $       462,963   $     469,660   $         476,871
                            ---------------- --------------- -------------------
HLP Receivables sold to third            0               0                   0
parties                     ---------------- --------------- -------------------

                   Total   $       462,963   $     469,660   $         476,871
          Non-Affiliates:   ================ =============== ===================

Over/(Under) 50%           $       120,316   $     122,678   $         126,561
  Restriction               ================ =============== ===================



                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                             Twelve Months   Twelve Months      Twelve Months
                                 Ended           Ended              Ended
                             July 31, 1998     August 31,    September 30, 1998
                                                  1998
                            ---------------- --------------- -------------------

OTHER NON-AFFILIATES:
      TX-NM POWER           $        49,499  $       49,846  $           49,670
Temporary Relief Provision          100,000         100,000             100,000
                            ---------------- --------------- -------------------
Over/(Under) Temporary      $       (50,501) $      (50,154) $          (50,330)
 Relief Provision           ================ =============== ===================

HLP                         $       353,809  $      358,281  $          355,050
---
Temporary Relief Provision          450,000         450,000             450,000
                            ---------------- --------------- -------------------
Over/(Under) Temporary      $       (96,191) $      (91,719) $          (94,950)
 Relief Provision           ================ =============== ===================

                                                                      EXHIBIT 4
                                                                    Page 2 of 2

                                CSW CREDIT, INC.
                               BAD DEBT WRITE-OFFS
                                   (thousands)



                             July 31, 1998   August 31, 1998  September 30, 1998
                            ---------------- ---------------  ------------------

 NON-AFFILIATES
------------------
TX-NM POWER                 $          106   $          191   $             252
HLP                                    396              274                 201
                            ---------------- ---------------  ------------------

      Total Non-Affiliates: $          502   $          465   $             453
                            ================ ===============  ==================